Fourth Quarter 2020 Earnings Conference Call Kelly King - Chairman & CEO Bill Rogers - President & COO Daryl Bible - CFO January 21, 2021

2 This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the financial condition, results of operations, business plans and the future performance of Truist. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” “would,” “could” and other similar expressions are intended to identify these forward-looking statements. In particular, forward looking statements include, but are not limited to, statements we make about: (i) future levels of taxable-equivalent revenue, net interest margin, noninterest expense and net charge-offs, (ii) Truist’s strategic objectives and integration priorities for 2021, including planned branch consolidations and digital migrations, (iii) projected amounts of merger-related and restructuring charges and incremental operating expenses related to the merger, (iv) Truist’s medium-term performance with respect to return on tangible common equity and efficiency and capital ratios, (v) the amount of expense savings to be realized from the merger or other strategic initiatives and the timing of such realization, (vi) Truist’s goals for its CET1 ratio, (vii) anticipated amounts of share repurchases, and (viii) projections of future dividends. Forward-looking statements are not based on historical facts but instead represent management’s expectations and assumptions regarding Truist’s business, the economy and other future conditions. Such statements involve inherent uncertainties, risks and changes in circumstances that are difficult to predict. As such, Truist’s actual results may differ materially from those contemplated by forward-looking statements. While there can be no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those contemplated by forward-looking statements include the following, without limitation, as well as the risks and uncertainties more fully discussed under Item 1A-Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2019, Item 1A-Risk Factors in our Quarterly Report on Form 10- Q for the quarter ended September 30, 2020 and in Truist's subsequent filings with the Securities and Exchange Commission: Forward-Looking Statements = risks and uncertainties relating to the merger of BB&T and SunTrust ("Merger"), including the ability to successfully integrate the companies or to realize the anticipated benefits of the Merger; = expenses relating to the Merger and integration of heritage BB&T and heritage SunTrust; = deposit attrition, client loss or revenue loss following completed mergers or acquisitions may be greater than anticipated; = changes in the interest rate environment, including the replacement of LIBOR as an interest rate benchmark, which could adversely affect Truist’s revenue and expenses, the value of assets and obligations, and the availability and cost of capital, cash flows, and liquidity; = volatility in mortgage production and servicing revenues, and changes in carrying values of Truist’s servicing assets and mortgages held for sale due to changes in interest rates; = management’s ability to effectively manage credit risk; = inability to access short-term funding or liquidity; = loss of client deposits, which could increase Truist’s funding costs; = changes in Truist’s credit ratings, which could increase the cost of funding or limit access to capital markets; = additional capital and liquidity requirements; = regulatory matters, litigation or other legal actions, which may result in, among other things, costs, fines, penalties, restrictions on Truist’s business activities, reputational harm, or other adverse consequences; = risks related to originating and selling mortgages, including repurchase and indemnity demands from purchasers related to representations and warranties on loans sold, which could result in an increase in the amount of losses for loan repurchases; = failure to execute on strategic or operational plans, including the ability to successfully complete and/or integrate mergers and acquisitions; = risks relating to Truist’s role as a servicer of loans, including an increase in the scope or costs of the services Truist is required to perform without any corresponding increase in Truist’s servicing fee, or a breach of Truist’s obligations as servicer; = negative public opinion, which could damage Truist’s reputation; = increased scrutiny regarding Truist’s consumer sales practices, training practices, incentive compensation design and governance; = competition from new or existing competitors, including increased competition from products and services offered by non-bank financial technology companies, may reduce Truist’s client base, cause Truist to lower prices for its products and services in order to maintain market share or otherwise adversely impact Truist’s businesses or results of operations; = Truist’s ability to introduce new products and services in response to industry trends or developments in technology that achieve market acceptance and regulatory approval; = Truist’s success depends on the expertise of key personnel, and if these individuals leave or change their roles without effective replacements, Truist's operations and integration activities could be adversely impacted. This could be exacerbated as Truist continues to integrate the management teams of heritage BB&T and heritage SunTrust, or if the organization is unable to hire and retain qualified personnel; = legislative, regulatory or accounting changes may adversely affect the businesses in which Truist is engaged; = evolving regulatory standards, including with respect to capital and liquidity requirements, and results of regulatory examinations, may adversely affect Truist's financial condition and results of operations; = accounting policies and processes require management to make estimates about matters that are uncertain; = general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, slower deposit or asset growth, a deterioration in credit quality or a reduced demand for credit, insurance or other services; = risk management oversight functions may not identify or address risks adequately; = unfavorable resolution of legal proceedings or other claims or regulatory or other governmental investigations or inquiries could result in negative publicity, protests, fines, penalties, restrictions on Truist's operations or ability to expand its business or other negative consequences, all of which could cause reputational damage and adversely impact Truist's financial condition and results of operations; = competitors of Truist may have greater financial resources or develop products that enable them to compete more successfully than Truist and may be subject to different regulatory standards than Truist; = failure to maintain or enhance Truist’s competitive position with respect to technology, whether it fails to anticipate client expectations or because its technological developments fail to perform as desired or are not rolled out in a timely manner or for other reasons, may cause Truist to lose market share or incur additional expense; = fraud or misconduct by internal or external parties, which Truist may not be able to prevent, detect or mitigate; = operational or communications systems, including systems used by vendors or other external parties, may fail or may be the subject of a breach or cyber-attack that, if successful, could adversely impact Truist's financial condition and results of operations; = security risks, including denial of service attacks, hacking, social engineering attacks targeting Truist’s employees and clients, malware intrusion or data corruption attempts, and identity theft could result in the disclosure of confidential information, adversely affect Truist’s business or reputation or create significant legal or financial exposure; = the COVID-19 pandemic has disrupted the global economy, adversely impacted Truist’s financial condition and results of operations, including through increased expenses, reduced fee income and net interest margin and increases in the allowance for credit losses, and continuation of current conditions could worsen these impacts and also adversely affect Truist’s capital and liquidity position or cost of capital, impair the ability of borrowers to repay outstanding loans, cause an outflow of deposits, and impair goodwill or other assets; = natural or other disasters, including acts of terrorism and pandemics, could have an adverse effect on Truist, including a material disruption of Truist's operations or the ability or willingness of clients to access Truist's products and services; = widespread system outages, caused by the failure of critical internal systems or critical services provided by third parties could adversely impact Truist's financial condition and results of operations; and = depressed market values for Truist’s stock and adverse economic conditions sustained over a period of time may require a write down to goodwill. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by applicable law or regulation, Truist undertakes no obligation to revise or update any forward-looking statements.

3 Non-GAAP Information This presentation contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Truist’s management uses these "non-GAAP" measures in their analysis of the Corporation's performance and the efficiency of its operations. Management believes these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. The Company believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Truist’s management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non- GAAP performance measures that may be presented by other companies. Below is a listing of the types of non-GAAP measures used in this presentation: Adjusted Efficiency Ratio - The adjusted efficiency ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. Truist's management uses this measure in their analysis of the Corporation's performance. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. Tangible Common Equity and Related Measures - Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist's management uses these measures to assess the quality of capital and returns relative to balance sheet risk. Core NIM - Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of purchase accounting. The purchase accounting marks and related amortization for a) securities acquired from the FDIC in the Colonial Bank acquisition and b) loans, deposits and long-term debt from SunTrust, Susquehanna, National Penn and Colonial Bank are excluded to approximate the yields paid by clients. Interest income for PCI loans adjusts the accretion, net of interest reversals, which approximates the interest received from the client. Truist's management believes the adjustments to the calculation of net interest margin for certain assets and liabilities acquired provide investors with useful information related to the performance of Truist's earning assets. Adjusted Diluted EPS - The adjusted diluted earnings per share is non-GAAP in that it excludes merger-related and restructuring charges and other selected items, net of tax. Truist's management uses this measure in their analysis of the Corporation's performance. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. Performance Ratios - The adjusted performance ratios, including adjusted return on average assets, adjusted return on average common shareholders’ equity and adjusted return on average tangible common shareholders’ equity, are non-GAAP in that they exclude merger-related and restructuring charges, selected items and, in the case of return on average tangible common shareholders' equity, amortization of intangible assets. Truist's management uses these measures in their analysis of the Corporation's performance. Truist's management believes these measures provide a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. Insurance Holdings Adjusted EBITDA - EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, depreciation and amortization to net income. Truist's management also adds back merger- related and restructuring charges, incremental operating expenses related to the merger and other selected items. Truist's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. Allowance for Loan and Lease Losses and Unamortized Fair Value Mark as a Percentage of Gross Loans and Leases - Allowance for loan and lease losses and unamortized fair value mark as a percentage of gross loans and leases is a non- GAAP measurement of credit reserves that is calculated by adjusting the ALLL and loans and leases held for investment by the unamortized fair value mark. Truist's management uses these measures to assess loss absorption capacity. Selected items affecting results are included on slide 8.

4

5 Living Our Purpose Despite the many challenges of 2020, we were guided by our purpose to inspire and build better lives and communities Launched Seeds of Hope, Truist One Team Fund, and The Home Page program Increased financial resources for LMI communities through our $60 billion Community Benefits Plan Supported those who are historically underrepresented through a $78 million commitment, including $40 million to help establish CornerSquare Community Capital, and $20 million over three years to support HBCUs and their students Continued investing in home markets, including $7 million in total giving in the Metro Charlotte Area, $10 million in total giving to the Metro Atlanta area, and donating almost $4.8 million in philanthropic giving to Winston-Salem and Piedmont Triad communities Provided more than $100 million in special COVID-19 support for teammates; payment relief assistance through more than 750K client accommodations; nearly $13 billion in PPP funding helping more than 80,000 companies protect nearly three million jobs; and 355 grants to community partners Launched Truist Cares in response to COVID-19, a $50 million commitment to meet the immediate and long-term needs of our communities, clients, and teammates

6 Executing the Merger Accomplishments ▪ Activated Truist culture ▪ Established brand and visual identity ▪ Integrated heritage capital markets businesses to go to market as Truist Securities ▪ Activated Integrated Relationship Management ▪ Migrated 364 correspondent mortgage lenders to Truist origination ecosystem ▪ Consolidated 104 branches leveraging blended branch program ▪ Divested 30 branches to satisfy regulatory conditions for merger ▪ Executed numerous corporate function integration activities across Audit, Risk, Legal, and Finance ▪ Completed Truist job regrading initiative 2021 Integration Priorities ▪ Complete Wealth brokerage conversion ▪ Align Wealth teammates under common Salesforce platform ▪ Continue rationalizing branch footprint (226 branch consolidations targeted for 1Q21) ▪ Implement Digital First migration to further T3 strategy ▪ Migrate teammates to the Truist retail mortgage origination ecosystem ▪ Complete testing protocols for core banking conversion ▪ Unveil Innovation and Technology Center ▪ Convert heritage BB&T clients to Truist ecosystem for retail and commercial ▪ Integrate industry-leading commercial banking platform

7 4Q20 Highlights Summary Income Statement ($ MM) 4Q20 Total taxable-equivalent revenue1 $5,679 Provision for credit losses 177 Income before income taxes 1,641 Net income 1,330 Net income available to common shareholders 1,228 Adjusted net income available to common shareholders2,3 1,603 1 Composed of taxable-equivalent net interest income and noninterest income 2 See non-GAAP reconciliations in the appendix 3 Excludes merger-related and restructuring charges and incremental operating expenses related to the merger 4 Current quarter regulatory capital information is preliminary ▪ Strong financial performance included $1.6 billion of adjusted net income or $1.18 per diluted share and adjusted ROTCE of 19.03% ▪ Taxable-equivalent revenue increased 5.5% annualized vs. 3Q20, reflecting robust fee income growth and stable net interest income ▪ Record investment banking and trading income and commercial real estate, together with strong insurance performance, drove $179 million increase in adjusted noninterest income vs. 3Q20 ▪ Core NIM remained resilient, benefiting from lower deposit costs, higher loan yields (PPP payoffs and deferred interest recognition), and asset mix changes; these effects partially offset by lower reinvestment rates in the securities portfolio ▪ Adjusted efficiency ratio improved to 55.9% vs. 57.3% in prior quarter ▪ Lower net charge-offs and decrease in loans and leases held for investment resulted in lower provision for credit losses; modest ACL decrease reflects decision to exit a small ticket loan and lease portfolio ▪ Board authorized the repurchase of up to $2 billion in common stock (beginning in 1Q21) and other actions to optimize capital positioning ▪ Acquired five insurance brokers, with combined annualized revenues in excess of $110 million 4Q20 Performance Metrics GAAP / Unadjusted Adjusted 2,3 Diluted earnings per share $0.90 $1.18 Return on average assets 1.05% 1.35% Return on average common equity 7.88% 10.25% Return on average tangible common equity2 14.99% 19.03% Efficiency ratio 67.8% 55.9% Asset Quality and Capital 4Q20 Nonperforming assets as a % of total assets 0.27% Net charge-offs as a % of average loans and leases 0.27% Common equity tier 1 capital ratio (CET1)4 10.0% Key Points

8 Selected Items Affecting 4Q20 Results Item ($ MM, except per share impact) Pre-Tax After-Tax Diluted EPS Impact 2 Merger-related and restructuring charges ($308) ($237) ($0.18) Incremental operating expenses related to the merger1 ($179) ($138) ($0.10) 1 Includes costs not classified as merger-related and restructuring charges that are also excluded when calculating adjusted disclosures. Refer to the non-GAAP disclosures in the appendix. 2 Amounts may be rounded Merger-related costs referenced above are not expected to be part of the run rate post 2022

9 Digital First Migration Consumer Migration Waves 1Q21 2Q21 3Q21 4Q21 Two leading digital experiences Pilot of the new Truist digital experience Client migrations to Truist experience in waves Migration complete to the premier Truist experience

Digital Acceleration

Digital Commerce Growth


528K
664K
Nov-19
Nov-20

26% growth in digital sales

Active Mobile App Users


3.48MM
3.90MM
Nov-19
Nov-20

12% growth in active users

Mobile Check Deposit Activity


1,730K
1,414K
Nov-19
May-20
Nov-20

22% growth in transactions

Accounts With Paperless Adoption


8.49MM
8.09MM
Nov-19
May-20
Nov-20

5% growth in statement suppressions

T3 Highlights from 4Q20

SunTrust: New Digital Experience

- Rolled out new SunTrust business online and mobile experience, a digital platform for small business and emerging commercial clients
- Mobile experience includes significant upgrades, such as mobile check deposit, user management, ACH approvals, and more
- Solution leverages in-house experience design and development; early client feedback ratings show significant improvement to experience; already used by 214,000 clients



BB&T: AI-driven digital insights provide automated financial guidance to better our clients' lives

- Began rollout to clients; insights help clients manage spending and saving behaviors
- Notable planned insights include: EOM cash flow analysis, spending and deposit notifications, subscription renewal alerts, upcoming payment with insufficient deposit alerts
- Clients receive average of 8 insights per month; average client rating of 4.5 out of 5


Jan 03
Spending increase
In December, you paid more than usual to AMAZON.COM.
$ 895.57

TRUIST

Results reflect combined transactions and accounts from BB&T and SunTrust
Digital commerce defined as products delivered through digital applications
Active users reflects clients that have logged in using the mobile app over the prior 90 days; clients using mobile app at both organizations were counted only once

10

Loans & Leases

Average Loans & Leases HFI and Loan Yields



$129,803
$171,268
5.02%
$128,164
$193,465
4.21%
$126,744
$183,700
4.06%
$124,590
$178,270
4.13%
1Q20
2Q20
3Q20
4Q20
Commercial LHFI ($ MM)
Consumer & Card LHFI ($ MM)
Loans HFI yield (%)

Key Points

- Average loans and leases decreased $7.6 billion sequentially driven largely by reductions in commercial loans and residential mortgage
  - $5.4 billion decrease in commercial due primarily to $4.2 billion reduction in C&I, reflecting paydown of commercial lines and lower utilization; $1.4 billion reduction in PPP loans ($304 million average impact); and $1 billion transfer of commercial loans and leases to held for sale ($323 million average impact)
    - Partially offset by growth in mortgage warehouse, dealer floor plan, and government finance lending
  - $2.7 billion decrease in residential mortgage due to seasonally lower loan production and runoff due to refinance activity
- Indirect auto increased $1.1 billion vs. 3Q20 due to expanded client offerings in improving credit environment (predominantly prime borrowers)
- Loan yields increased 7 bps quarter over quarter, benefiting from fee income on PPP loan payoffs and recognition of interest previously deferred on loans granted a COVID-19 related accommodation

Loans & Leases Held for Investment ($ MM)

Average balances	3Q20	4Q20	Linked Quarter Change
Commercial:			
Commercial and industrial	$143,452	$139,223	($4,229)
CRE	27,761	27,030	(731)
Commercial construction	6,861	6,616	(245)
Lease financing	5,626	5,401	(225)
Consumer:			
Residential mortgage	51,500	48,847	(2,653)
Residential home equity and direct	26,726	26,327	(399)
Indirect auto	24,732	25,788	1,056
Indirect other	11,530	11,291	(239)
Student	7,446	7,519	73
Credit card	4,810	4,818	8
Total loans & leases held for investment	**$310,444**	**$302,860**	**($7,584)**

11

12 Deposits Average Deposits & Costs $334,649 $370,818 $372,211 $375,266 0.70% 0.51% 0.22% 0.10% 0.07% Total deposits ($ MM) IBD cost (%) Total deposit cost (%) 1Q20 2Q20 3Q20 4Q20 ▪ Average deposits increased $3.1 billion sequentially to $375.3 billion, driven largely by a $3.1 billion increase in average noninterest-bearing deposits and a $3.2 billion increase in average interest checking, partially offset by a $4.3 billion decline in time deposits ▪ Average money market and savings accounts increased $1.1 billion to $124.7 billion ▪ Noninterest-bearing deposits were 33.9% of total deposits in 4Q20, up from 33.3% in 3Q20 and 30.7% in 2Q20 ▪ Decrease in time deposits was primarily due to maturity of wholesale negotiable certificates of deposit and higher-cost personal and business accounts ▪ 4Q20 average total deposit cost was 7 bps, down from 10 bps in 3Q20; average interest-bearing deposit cost declined from 15 bps to 11 bps Deposits ($ MM) Average balances 3Q20 4Q20 Linked Quarter Change Noninterest-bearing deposits $123,966 $127,103 $3,137 Interest checking 96,707 99,866 3,159 Money market and savings 123,598 124,692 1,094 Time deposits 27,940 23,605 (4,335) Total deposits $372,211 $375,266 $3,055 Key Points 0.32% 0.15% 0.11%

Net Interest Income and Interest Rate Sensitivity



Net Interest Income and Margin
$3,687
3.58%
3.06%
$3,479
3.13%
2.67%
$3,391
3.10%
2.72%
$3,394
3.08%
2.72%
1Q20
2Q20
3Q20
4Q20
Net interest income TE ($ MM)
Reported NIM (%)
Core NIM (%)



Change in Net Interest Income[1]
-1.94%
-2.09%
-1.62%
-1.82%
+3.24%
+2.68%
+4.18%
+3.43%
Down 50
Down 25
Up 50
Up 100
At 9/30/20
At 12/31/20

Key Points

- Reported NIM decreased 2 bps sequentially to 3.08%
  - Purchase accounting accretion contributed 36 bps vs. 38 bps in 3Q20
- Core NIM of 2.72% was unchanged vs. 3Q20; key drivers included:
  - Higher loan yields reflecting accelerated fee income from PPP loan payoffs (+3 bps)
  - Recognition of $8 million of deferred interest on loans with COVID-19 accommodations following a $21 million build in 3Q20 (+3 bps)
  - Lower interest-bearing liability costs (+2 bps)
  - Excess liquidity (-8 bps)
- NII sensitivity increased quarter over quarter, driven by:
  - Core deposit growth
  - Pay-fixed interest rate swaps
  - Less fixed-rate loans (residential mortgages)
  - Impact of the above items offset partially by an increase in fixed-rate investment securities

1 Market rate increase or decrease scenarios assume a ramped, parallel 25 basis point change per quarter in market interest rates and that market rates floor at 0%

13

Noninterest Income

Noninterest Income & Fee Income Ratio



$1,961
34.9%
$2,423
41.3%
$2,210
39.7%
$2,285
40.4%
1Q20
2Q20
3Q20
4Q20
Noninterest income ($ MM)
Fee income ratio (%)

Key Points

- Noninterest income increased $75 million sequentially; the increase was $179 million when excluding $104 million of securities gains from 3Q20
- 4Q20 results benefited from record performances in investment banking and trading income and commercial real estate related income, as well as strong insurance performance and increased lending related fees
  - Investment banking and trading income increased $64 million relative to 3Q20, reflecting higher M&A and loan syndication fees, reduced counterparty reserves, and improved core trading income
  - Commercial real estate related income increased $68 million sequentially driven primarily by structured real estate gains and strong commercial mortgage loan production and sales activity
  - Insurance income increased 7% or $36 million relative to 4Q19 due to higher property and casualty commissions resulting from strong production and premium growth, as well as acquisitions
  - Lending related fees increased $28 million vs. 3Q20 due primarily to gains from early payoffs of certain lease transactions
- Residential mortgage income decreased $28 million sequentially due largely to reduced margins and seasonally lower loan volumes

Noninterest Income ($ MM)

	3Q20	4Q20	Linked Quarter Change
Insurance income	$518	$545	$27
Service charges on deposits	247	266	19
Wealth management income	324	332	8
Card and payment related fees	200	203	3
Residential mortgage income	221	193	(28)
Investment banking and trading income	244	308	64
Operating lease income	72	77	5
Income from bank-owned life insurance	46	44	(2)
Lending related fees	77	105	28
Commercial real estate related income	55	123	68
Securities gains (losses)	104	—	(104)
Other income (loss)	102	89	(13)
Total noninterest income	**$2,210**	**$2,285**	**$75**
Adjusted noninterest income[1]	**$2,106**	**$2,285**	**$179**

1 Excludes securities gains (losses)

TRUIST

14

Noninterest Expense & Efficiency


Noninterest Expense & Efficiency
$3,431
61.1%
54.6%
$3,878
66.1%
55.8%
$3,755
67.4%
57.3%
$3,833
67.8%
55.9%
1Q20
2Q20
3Q20
4Q20
Total noninterest expense ($ MM)
GAAP efficiency (%)
Adjusted efficiency (%)

Key Points

- Noninterest expense increased $78 million sequentially; 4Q20 results reflect a $99 million increase in merger-related charges and operating expenses relative to 3Q20
- Adjusted noninterest expense[1] increased $27 million sequentially, driven primarily by higher professional fees and outside processing costs and increased personnel expense
  - Professional fees and outside processing costs increased $70 million due largely to strategic technology projects and merger activities
  - Personnel expense increased $50 million, reflecting higher incentives arising from strong revenue production and the impact of job regrading
    - Job regrading resulted in additional personnel expense recognized in 4Q20, ~$60 million of which related to prior periods (one-time adjustment)
- Other expense decreased $63 million due primarily to 3Q20 charitable contribution
- Net occupancy benefited from lower rent expense from vacated properties
- Average FTEs decreased by 1,307 quarter over quarter to 53,693

Noninterest Expense ($ MM)

	3Q20	4Q20	Linked Quarter Change
Personnel expense	$2,058	$2,108	$50
Net occupancy expense	233	207	(26)
Professional fees and outside processing	323	393	70
Software expense	221	215	(6)
Equipment expense	127	121	(6)
Marketing and customer development	75	58	(17)
Operating lease depreciation	56	54	(2)
Loan-related expense	59	65	6
Amortization of intangibles	170	172	2
Regulatory costs	34	32	(2)
Merger-related and restructuring charges	236	308	72
Other expense	163	100	(63)
Total noninterest expense	**$3,755**	**$3,833**	**$78**
Adjusted noninterest expense[1]	**$3,147**	**$3,174**	**$27**

1 Excludes merger-related charges, amortization of intangibles, loss on early extinguishment of debt and selected items in the Quarterly Performance Summary

TRUIST

15

16 Merger Cost Update Anticipated Total Merger Costs Through 2022 (Not in Run Rate Thereafter) 1 Includes net occupancy, software, equipment, loan processing, and other expense Estimated total merger-related and restructuring charges and incremental operating expenses include costs projected through 2022 (not expected be part of the run rate post 2022); excludes non-merger restructuring items Merger-Related and Restructuring Charges (Expenses to complete merger with no future benefit) Severance & comp Estimated Total ~$2.1B ($1.2B incurred since 1Q19) Occupancy & equipment Professional services System conversion costs Incremental Operating Expenses Related to the Merger (Expenses for which the ongoing entity receives a future benefit) Personnel Estimated Total ~$1.8B ($725MM incurred since 1Q19) Professional fees & outside processing Marketing & other development All other operating expenses1

Asset Quality

Net Charge-offs and Provision


$893
$844
0.36%
$272
0.39%
$316
0.42%
$326
$421
0.27%
$205
$177
1Q20
2Q20
3Q20
4Q20
Net charge-offs ($ MM)
Provision
NCOs as % of avg. loans and leases

Nonperforming Assets


$1,177
0.23%
$1,252
0.25%
$1,314
0.26%
$1,387
0.27%
1Q20
2Q20
3Q20
4Q20
Nonperforming assets ($ MM)
NPAs as a % of total assets

ALLL for Loans & Leases to Net Charge-offs


4.76x
4.49x
4.52x
7.15x
1Q20
2Q20
3Q20
4Q20

Loss Absorbency


$8,750
2.71%
$5,211
1.63%
$8,779
2.76%
$5,702
1.81%
$8,539
2.76%
$5,863
1.91%
$8,230
2.72%
$5,835
1.95%
1Q20
2Q20
3Q20
4Q20
ALLL ($ MM)
ALLL + unamortized loan marks ($ MM)
ALLL as % of loans and leases
ALLL + unamortized loan marks as % of gross loans and leases[1]

Key Points

- Asset quality metrics remained relatively stable compared with 3Q20, reflecting diversification benefits of the merger and effective problem asset resolution
- Criticized and classified exposures declined 8.4% relative to 3Q20
- Annualized net charge-offs as a percentage of average loans and leases were 0.27%, a decrease of 15 bps
  - 3Q20 results reflected additional charge-offs related to the implementation of CECL
  - Excluding these additional charge-offs, the annualized net charge-off ratio decreased 2 bps in 4Q20
- Provision for credit losses totaled $177 million reflecting lower net charge-offs and a modest reduction in reserves due largely to a decision to exit a small ticket loan and lease portfolio and transfer the related loans to held for sale
- Active accommodations declined from $6.9 billion in 3Q20 to $4.0 billion at 4Q20; of the borrowers who exited commercial and consumer payment relief programs, 97.2% and 90.6%, respectively, either paid off their loan balances or are in current status
- Exposure to COVID-sensitive industries decreased 2.6% during the quarter to $27.1 billion and remain at approximately 9.0% of outstanding loans[2]

1 ALLL + unamortized loan marks as % of gross loans and leases is a non-GAAP measure. See non-GAAP reconciliations in the attached appendix.
2 See selected credit exposures slide in the attached appendix

17

Allowance for Credit Losses



Allowance for Credit Losses ($ in MM)
$5,611
1.76%
$6,133
1.95%
$6,229
2.03%
$6,199
2.07%
1Q20
2Q20
3Q20
4Q20
% of ACL to total LHFI

Key Points

Highlights

- 4Q20 ACL of $6.2 billion or 2.07% (2.15% excluding PPP loans); $30 million sequential quarter decrease and $1.2 billion increase since adopting CECL on January 1, 2020
- Reserve considers:
  - Continued economic uncertainty
  - COVID-19 sensitive industry exposures as well as risk associated with consumer credit
  - Impact of government relief packages and payment accommodations on expected losses
  - Observations from client monitoring regarding payment capacity and performance
  - Model limitations arising from unprecedented economic conditions and forecasts
  - Decision to exit a small ticket loan and lease portfolio

Assumptions

- ACL reflects the forecasted economic outlook as well as qualitative consideration of continued uncertainty due to COVID-19
  - Unemployment rate remains fairly stable through mid-2021 followed by improvement through the remainder of the reasonable and supportable forecast period
  - GDP recovers to pre-pandemic level by the end of 2021

TRUIST

18

19 Capital and Liquidity Position ▪ CET1 ratio remained unchanged at 10.0% and was 9.3% on a fully phased-in basis ▪ Declared 4Q20 common dividend of $0.45 per share; dividend and total payout ratios were 49.4% ▪ Board authorized the repurchase of up to $2 billion of common stock beginning in 1Q21 and other actions to optimize Truist’s capital position • Intend to maintain CET1 ratio at approximately 10% after considering strategic actions (such as bolt-on acquisitions) and share repurchases, as well as changes in risk-weighted assets • Announced the forthcoming redemption of all $450 million of Series F and all $500 million of Series G Preferred Stock • Anticipate share repurchases of ~$500 million during 1Q21 ▪ Liquidity ratios remain strong • Average LCR was approximately 113% for 4Q20 • Liquid asset buffer was 20.2% at December 31, 2020 Capital Ratios 9.3% 9.7% 10.0% 10.0% Common Equity Tier 1 Tier 1 Total 1Q20 2Q20 3Q20 4Q20 Key Points Current quarter regulatory capital information is preliminary 10.5% 12.7% 11.6% 12.2% 12.1% 14.0% 14.6% Category III LCR & HQLA 117% 116% 117% 113% $74.2 $79.5 $79.9 $81.0 LCR HQLA ($ B) 1Q20 2Q20 3Q20 4Q20 14.5%

Committed to Achieving Net Cost Saves

Third Party Spend

Significantly ahead of target for contracted vendor savings; targeting 10% reduction in sourceable spend

Retail Banking

Driven by branch closures
~800 total closures by 1Q22, with 400+ by y/e 2021

Non-Branch Facilities

Targeting ~4.8MM net sq. ft.reduction; Approx. 50% complete in 2020, with remainder set for 2021 (most in 1H21)
~$30 per sq. ft. anticipated gross savings

Technology

Driven by integration efforts, applications, hardware, and staff rationalization; bulk of savings anticipated in 2022

Personnel[1]

Avg. FTEs decreased by ~8% at y/e 2020

Includes normal attrition and reductions in force

Digital Innovation

Marketing / Branding

Talent / Benefits

Technology Platforms

TRUIST

1 Reflects normal attrition and reductions in force from 1Q19 proforma through y/e 2020

20

21 Cost Saves Progress Medium-Term Performance Targets Net Expense Savings - Run Rate1 ROTCE Low 20% Adjusted Efficiency Low 50% CET1 10% 4Q20 annualized $640MM 40% of net cost saves 4Q21 annualized $1,040MM 65% of net cost saves 4Q22 annualized $1,600MM 100% of net cost saves 4Q20 Core Expenses Relative to Targeted Savings ($ in millions) $3,174 $(69) $(35) $(33) $3,037 4Q20 Adjusted noninterest expense Expense impacts related to prior periods Commissions on higher revenue Non-qualified plan expenses Adjusted noninterest expense excluding special items $2,000 $2,500 $3,000 $3,500 1 4 1 Adjusted noninterest expense excludes merger-related & restructuring costs, incremental operating expenses related to the merger, and amortization of intangibles 2 Includes salary regrading and other impacts attributable to earlier quarters (primarily reflects one-time adjustment) 3 Estimated additional commissions and other variable pay due to strong fee income performance in capital markets, wealth, insurance, and mortgage (excess of internal forecasts when projecting cost saves) 4 Substantially offset in noninterest income 2 $3,040 Targeted level of core expenses 3

22 Value Proposition Purpose-driven: Committed to inspire and build better lives and communities Growing earnings stream with less volatility relative to peers over the long-term ▪ Sixth-largest commercial bank in the U.S. ▪ Strong market share in vibrant, fast- growing MSAs throughout the Southeast and Mid-Atlantic and a growing national presence ▪ Comprehensive business mix with distinct capabilities in traditional banking, capital markets and insurance ▪ Better together: “Best of breed” talent, technology, strategy, and processes ▪ Continued confidence in achieving $1.6 billion of net cost savings ▪ Highly complementary businesses and expanded client base combine to yield revenue synergies ▪ Returns and capital buoyed by purchase accounting accretion ▪ Meaningful investments in innovative technologies, teammates, marketing, and advertising ▪ Prudent and disciplined risk and financial management ▪ Conservative risk culture; leading credit metrics; among the highest- rated large banks ▪ Diversification benefits arising from the merger ▪ Stress test well ▪ Strong capital and liquidity support flight to quality ▪ Defensive balance sheet insulated by purchase accounting marks, combined with CECL credit reserves Exceptional franchise with diverse products, services, and markets Uniquely positioned to deliver best-in-class efficiency and returns while investing in the future Strong capital and liquidity with resilient risk profile enhanced by the merger

Appendix

Consumer Banking & Wealth

Represents performance for Retail Community Banking, Wealth, Mortgage Banking, Dealer Retail Services and National Consumer Finance & Payments

		3Q20	4Q20
Income Statement ($ MM)	Net interest income	$2,193	$2,195
	Provision for credit losses	181	116
	Noninterest income	990	994
	Noninterest expense	1,934	1,955
	Pre-tax income	1,068	1,118
	Segment net income	816	854
Balance Sheet ($ B)	Average loans(1)	$139.5	$138.0
	Average deposits	223.9	227.9
Other Key Metrics	Mortgages serviced for others ($ B)(2)	$198.9	$188.3
	Branches	2,884	2,781
	ATMs	4,237	4,082

(1) Excludes loans held for sale
(2) Amount reported reflects end of period balance

Key Points

- 104 branches closed, with 1 new branch opened, for a net of 103 branches closed in 4Q20
- Sale of institutional investment advisors business closed December 31, 2020; definitive agreements to sell institutional recordkeeping businesses signed and expected to close in 1Q21
- Noninterest income increased $4 million from 3Q20, primarily driven by higher service charges on deposits, proceeds from the sale of institutional investment advisors business, higher client activity and market valuation increasing wealth fees, partially offset by seasonally lower residential mortgage income
- Noninterest expense increased $21 million, or 1% from 3Q20, primarily due to higher operating charge-offs, merger-related expenses, equipment expenses, professional services fees, loan related expenses from higher client activity, and personnel expenses, partially offset by lower software and marketing expenses
- Average loans held for investment decreased $1.5 billion, or 1% from 3Q20, primarily due to lower residential mortgage and home equity lending, partially offset by increased mortgage warehouse lending, indirect auto lending, and LightStream
- Average deposits increased $4.0 billion, or 2% from 3Q20, primarily due to pandemic-related client behavior and various stimulus programs
- 4Q20 average total deposit cost decreased 4 bps to 8 bps; average interest-bearing deposit cost decreased 6 bps to 11 bps

TRUIST

A-1

Corporate & Commercial Banking

Represents performance for Commercial Community Banking, Corporate & Investment Banking and CIG – Real Estate

		3Q20	4Q20
Income Statement ($ MM)	Net interest income	$1,277	$1,283
	Provision for credit losses	311	60
	Noninterest income	609	789
	Noninterest expense	843	841
	Pre-tax income	732	1,171
	Segment net income	584	918
Balance Sheet ($ B)	Average loans(1)	$167.8	$161.8
	Average deposits	139.5	139.2

Key Points

- Noninterest income increased $180 million, or 30% from 3Q20, driven by higher investment banking and trading income, commercial real estate related income, lending related fees, and mark-to-market gains on SBIC funds
- Noninterest expense decreased $2 million from 3Q20 primarily due to lower operating charge-offs and operating lease depreciation, partially offset by higher merger-related expenses, professional service fees, and occupancy expenses
- Average loans held for investment decreased $6.0 billion, or 4% from 3Q20, due primarily to continued repayments on drawn revolvers and lower utilization as well as PPP loan payoffs
- Average deposits decreased $359 million relative to 3Q20, due to corporate clients utilizing cash for revolver repayments and optimizing deposit returns, partially offset by seasonally higher balances from commercial clients
- 4Q20 average total deposit cost increased 1 bp to 3 bps; average interest-bearing deposit cost increased 3 bps to 6 bps

(1) Excludes loans held for sale

TRUIST

A-2

Insurance Holdings

Represents performance for Retail and Wholesale Insurance businesses and Premium Finance

		4Q19	3Q20	4Q20
Income Statement ($ MM)	Net interest income	$27	$24	$22
	Noninterest income	536	524	562
	Total revenue	563	548	584
	Provision for credit losses	2	—	2
	Noninterest expense	481	446	451
	Pre-tax income	80	102	131
	Segment net income	59	77	99
Performance ($ MM)	Y-o-Y organic revenue growth	7.9%	5.3%	2.9%
	Net acquired revenue	$1	$4	$9
	Performance based commissions	17	15	20
	Adjusted EBITDA(1)	132	123	159
	Adjusted EBITDA margin(1)	23.4%	22.4%	27.3%

Key Points

- 4Q20 organic growth driven by continued market firming, shrinking carrier capacity, and stable exposure units
- 4Q20 new business up 19.5% due to strong demand in Wholesale as market pushes more risk to excess and surplus (E&S) lines
- Low interest rates and elevated catastrophe activity likely to keep market firm
- Margin expansion driven by prudent expense control and lower travel-related expenses
- Acquired five insurance brokers, with combined annualized revenues in excess of $110 million

(1) EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, depreciation and amortization to net income. Truist's management also adds back merger-related and restructuring charges, incremental operating expenses related to the merger and other selected items. Truist's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. See non-GAAP reconciliations included in the attached Appendix.

TRUIST

A-3

Purchase Accounting Summary[1]

($ MM)

	As of/For the Quarter Ended				
	Dec. 31 2020	Sept. 30 2020	June 30 2020	March 31 2020	Dec. 31 2019
Loans and Leases[2]					
Beginning balance unamortized fair value mark	$ (2,676)	$ (3,077)	$ (3,539)	$ (4,564)	$ (221)
Additions - merger with SunTrust	—	—	—	—	(4,513)
Accretion	356	367	440	454	170
CECL adoption - reserves on PCD assets	—	—	—	378	—
Purchase accounting adjustments and other activity	(75)	34	22	193	—
Ending balance	$ (2,395)	$ (2,676)	$ (3,077)	$ (3,539)	$ (4,564)
Core deposit and other intangible assets					
Beginning balance	$ 2,840	$ 3,016	$ 3,168	$ 3,142	$ 678
Additions - merger with SunTrust	—	—	—	—	2,535
Additions - acquisitions	320	—	—	31	—
Amortization	(172)	(170)	(178)	(165)	(71)
Amortization in net occupancy expense	(4)	(6)	(6)	(5)	—
Purchase accounting adjustments and other activity	—	—	32	165	—
Ending balance	$ 2,984	$ 2,840	$ 3,016	$ 3,168	$ 3,142
Deposits[3]					
Beginning balance unamortized fair value mark	$ (26)	$ (37)	$ (54)	$ (76)	$ —
Additions - Merger with SunTrust	—	—	—	—	(83)
Amortization	7	11	17	22	7
Ending balance	$ (19)	$ (26)	$ (37)	$ (54)	$ (76)
Long-Term Debt[3]					
Beginning balance unamortized fair value mark	$ (238)	$ (262)	$ (285)	$ (312)	$ (10)
Additions - Merger with SunTrust	—	—	—	—	(309)
Amortization	22	24	23	27	7
Ending balance	$ (216)	$ (238)	$ (262)	$ (285)	$ (312)

(1) Includes the merger with SunTrust. This summary includes only selected information and does not represent all purchase accounting adjustments.
(2) Purchase accounting marks on loans and leases includes credit, interest and liquidity components, and are generally recognized using the level-yield or straight-line method over the remaining life of the individual loans or recognized in full in the event of prepayment.
(3) Purchase accounting marks on liabilities represents interest rate marks on time deposits and long-term debt and are recognized using the level-yield method over the term of the liability.

TRUIST

A-4

Selected Credit Exposures

A Highly Diversified Portfolio

as of 12/31/20	Outstandings ($ B)	% of Total Loans HFI
Hotels, Resorts & Cruise Lines*	$6.5	2.2 %
Senior Care	6.2	2.1
Oil & Gas Portfolio	4.9	1.6
Acute Care Facilities	4.6	1.6
Restaurants	2.9	1.0
Sensitive Retail	2.0	0.7
Total	$27.1	9.0 %

*Hotel exposures include REITs, real estate secured and Grandbridge

Additional exposures

as of 12/31/20	Outstandings ($ B)	% of Total Loans HFI
Leveraged Lending	$9.4	3.1 %
Small Secured Real Estate**	4.4	1.5

**Small CRE <=$2MM based on exposure

Key Points

- Loan balances for COVID-19 impacted industries decreased $0.7 billion or 2.6% from 3Q, ending at $27.1 billion
- Hotels, Resort & Cruise Lines decreased $298 million driven by paydowns
- Oil & Gas outstandings were also down quarter over quarter, reflecting a $290 million or 5.6% decrease, ending at $4.9 billion
- Sensitive Retail, Acute Care Facilities, and Restaurants outstandings decreased by 12%, 1.2%, and 0.9%, respectively, whereas Senior Care increased 3.5% or $207 million from September
- Leveraged Lending balances totaled $9.4 billion, up 9.3% quarter over quarter primarily due to new production and migration of existing loans
- Small CRE totaled $4.4B in outstandings; largest concentrations in retail, single family residential, and office (representing 26%, 23%, and 16%, respectively)

Note: Industry exposures are based on systemic industry assignments (NAICS) at the borrower level

TRUIST

A-5

A-6 1Q21 - 3Q21 Preferred Stock Projected Dividends 3ML = 3-month LIBOR. Estimates assume an average LIBOR rate of 0.18% for 1Q21-3Q21. Actual 3ML could vary significantly causing dividend payments to differ from the estimates shown above. Truist Preferred Outstandings ($ MM) 1Q21 2Q21 3Q21 Series F $450.0 $5.9 — — Series G $500.0 $6.5 — — Series H $465.0 $6.5 $6.5 $6.5 Series I $172.5 $1.7 $1.8 $1.8 Series J $101.5 $1.0 $1.0 $1.0 Series L $750.0 — $18.9 — Series M $500.0 — $12.8 — Series N $1,700.0 $40.8 — $40.8 Series O $575.0 $7.5 $7.5 $7.5 Series P $1,000.0 — $24.8 — Series Q $1,000.0 $25.5 — $25.5 Q catch-up 1Q21 only $10.2 — — Series R $925.0 $11.0 $11.0 $11.0 Estimated dividends based on current interest rates and amounts outstanding ($ MM) $116.7 $84.4 $94.2

Non-GAAP Reconciliations

Non-GAAP Reconciliations

Diluted EPS

($ MM, except per share data, shares in thousands)

	Quarter Ended				
	Dec. 31 2020	Sept. 30 2020	June 30 2020	March 31 2020	Dec. 31 2019
Net income available to common shareholders - GAAP	$ 1,228	$ 1,068	$ 902	$ 986	$ 702
Merger-related and restructuring charges	237	181	160	82	176
Securities (gains) losses	—	(80)	(230)	2	90
Loss on extinguishment of debt	—	—	180	—	—
Incremental operating expenses related to the merger	138	115	99	57	79
Charitable contribution	—	38	—	—	—
Corporate advance write off	—	—	—	—	1
(Gain) loss on loan portfolio sale	—	—	—	—	17
Allowance release related to loan portfolio sale	—	—	—	—	(19)
Net income available to common shareholders - adjusted	$ 1,603	$ 1,322	$ 1,111	$ 1,127	$ 1,046
Weighted average shares outstanding - diluted	1,361,763	1,358,122	1,355,834	1,357,545	934,718
Diluted EPS - GAAP	**$ 0.90**	**$ 0.79**	**$ 0.67**	**$ 0.73**	**$ 0.75**
Diluted EPS - adjusted[(1)]	**1.18**	**0.97**	**0.82**	**0.83**	**1.12**

(1) The adjusted diluted earnings per share is non-GAAP in that it excludes merger-related and restructuring charges and other selected items, net of tax. Truist's management uses this measure in their analysis of the Corporation's performance. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

TRUIST

A-8

Non-GAAP Reconciliations

Efficiency Ratio

($ MM)

	Quarter Ended				
	Dec. 31 2020	Sept. 30 2020	June 30 2020	March 31 2020	Dec. 31 2019
Efficiency ratio numerator - noninterest expense - GAAP	$ 3,833	$ 3,755	$ 3,878	$ 3,431	$ 2,575
Merger-related and restructuring charges, net	(308)	(236)	(209)	(107)	(223)
Gain (loss) on early extinguishment of debt	—	—	(235)	—	—
Incremental operating expense related to the merger	(179)	(152)	(129)	(74)	(101)
Amortization of intangibles	(172)	(170)	(178)	(165)	(71)
Charitable contribution	—	(50)	—	—	—
Corporate advance write off	—	—	—	—	(2)
Efficiency ratio numerator - adjusted	$ 3,174	$ 3,147	$ 3,127	$ 3,085	$ 2,178
Efficiency ratio denominator - revenue[1] - GAAP	$ 5,651	$ 5,572	$ 5,871	$ 5,611	$ 3,625
Taxable equivalent adjustment	28	29	31	37	25
Securities (gains) losses	—	(104)	(300)	2	116
(Gain) loss on loan portfolio sale	—	—	—	—	22
Efficiency ratio denominator - adjusted	$ 5,679	$ 5,497	$ 5,602	$ 5,650	$ 3,788
Efficiency ratio - GAAP	**67.8 %**	**67.4 %**	**66.1 %**	**61.1 %**	**71.0 %**
Efficiency ratio - adjusted[2]	**55.9**	**57.3**	**55.8**	**54.6**	**57.5**

(1) Revenue is defined as net interest income plus noninterest income.
(2) The adjusted efficiency ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. Truist's management uses this measure in their analysis of the Corporation's performance. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

TRUIST

A-9

Non-GAAP Reconciliations

Calculations of tangible common equity and related measures

($ MM, except per share data, shares in thousands)

	As of / Quarter Ended				
	Dec. 31 2020	Sept. 30 2020	June 30 2020	March 31 2020	Dec. 31 2019
Common shareholders' equity	$ 62,759	$ 61,819	$ 61,634	$ 61,295	$ 61,282
Less: Intangible assets, net of deferred taxes	26,629	25,923	26,083	26,263	26,482
Tangible common shareholders' equity[(1)]	$ 36,130	$ 35,896	$ 35,551	$ 35,032	$ 34,800
Outstanding shares at end of period	1,348,961	1,348,118	1,347,609	1,347,461	1,342,166
Common shareholders' equity per common share	**$ 46.52**	**$ 45.86**	**$ 45.74**	**$ 45.49**	**$ 45.66**
Tangible common shareholders' equity per common share[(1)]	**26.78**	**26.63**	**26.38**	**26.00**	**25.93**
Net income available to common shareholders	$ 1,228	$ 1,068	$ 902	$ 986	$ 702
Plus amortization of intangibles, net of tax	131	130	137	126	57
Tangible net income available to common shareholders[(1)]	$ 1,359	$ 1,198	$ 1,039	$ 1,112	$ 759
Average common shareholders' equity	$ 61,991	$ 61,804	$ 61,484	$ 60,224	$ 38,031
Less: Average intangible assets, net of deferred taxes	25,930	25,971	26,161	26,429	14,760
Average tangible common shareholders' equity[(1)]	$ 36,061	$ 35,833	$ 35,323	$ 33,795	$ 23,271
Return on average common shareholders' equity	**7.88 %**	**6.87 %**	**5.90 %**	**6.58 %**	**7.33 %**
Return on average tangible common shareholders' equity[(1)]	**14.99**	**13.31**	**11.83**	**13.23**	**12.91**

(1) Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist's management uses these measures to assess the quality of capital and returns relative to balance sheet risk. These measures are not necessarily comparable to similar measures that may be presented by other companies.

TRUIST

A-10

A-11 Non-GAAP Reconciliations Performance Ratios ($ MM) (1) Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist's management uses these measures to assess the quality of capital and returns relative to balance sheet risk. These measures are not necessarily comparable to similar measures that may be presented by other companies. (2) Tangible common equity is a non-GAAP measure. The reconciliation for this measure is on page A-10. Quarter Ended December 31, 2020 Return on Average Assets Return on Average Common Shareholders’ Equity Return on Average Tangible Common Shareholders’ Equity2 Net income - GAAP $ 1,330 Net income available to common shareholders - GAAP $ 1,228 $ 1,228 Merger-related and restructuring charges 237 237 237 Incremental operating expenses related to the merger 138 138 138 Amortization — — 131 Numerator - adjusted(1) $ 1,705 $ 1,603 $ 1,734 Average assets $ 503,181 Average common shareholders' equity — $ 61,991 $ 61,991 Plus: Estimated impact of adjustments on denominator — 187 187 Less: Average intangible assets, net of deferred taxes — — 25,930 Denominator - adjusted(1) $ 503,181 $ 62,178 $ 36,248 Reported ratio 1.05% 7.88% 14.99 % Adjusted ratio 1.35 10.25 19.03

Non-GAAP Reconciliations

Core NIM

($ MM)

	Quarter Ended				
	Dec. 31 2020	Sept. 30 2020	June 30 2020	March 31 2020	Dec. 31 2019
Net interest income - GAAP	$ 3,366	$ 3,362	$ 3,448	$ 3,650	$ 2,227
Taxable-equivalent adjustment	28	29	31	37	25
Net interest income - taxable-equivalent	3,394	3,391	3,479	3,687	2,252
Accretion of mark, net of interest reversals - PCI loans	—	—	—	—	(14)
Accretion of mark on acquired loans	(356)	(367)	(440)	(454)	(130)
Accretion of mark on acquired liabilities	(29)	(35)	(40)	(49)	(14)
Accretion of mark on securities acquired from FDIC	—	—	(3)	(3)	(3)
Net interest income - core[1]	$ 3,009	$ 2,989	$ 2,996	$ 3,181	$ 2,091
Average earning assets - GAAP	$ 438,666	$ 435,394	$ 446,825	$ 413,533	$ 263,115
Average balance - mark on acquired loans	2,550	2,918	3,297	3,759	1,423
Average balance - mark on securities acquired from FDIC	—	—	300	336	339
Average earning assets - core[1]	$ 441,216	$ 438,312	$ 450,422	$ 417,628	$ 264,877
Annualized net interest margin:					
Reported - taxable-equivalent	**3.08 %**	**3.10 %**	**3.13 %**	**3.58 %**	**3.41 %**
Core[1]	**2.72**	**2.72**	**2.67**	**3.06**	**3.14**

(1) Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of purchase accounting. The purchase accounting marks and related amortization for a) securities acquired from the FDIC in the Colonial Bank acquisition and b) loans, deposits and long-term debt from SunTrust, Susquehanna, National Penn and Colonial Bank are excluded to approximate the yields paid by clients. Interest income for PCI loans adjusts the accretion, net of interest reversals, which approximates the interest received from the client. Truist's management believes the adjustments to the calculation of net interest margin for certain assets and liabilities acquired provide investors with useful information related to the performance of Truist's earning assets. These measures are not necessarily comparable to similar measures that may be presented by other companies.

A-12

A-13 Non-GAAP Reconciliations Insurance Holdings Adjusted EBITDA ($ MM) (1) EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, depreciation and amortization to net income. Truist's management also adds back merger-related and restructuring charges, incremental operating expenses related to the merger and other selected items. Truist's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. Quarter Ended Dec. 31 Sept. 30 Dec. 31 2020 2020 2019 Segment net interest income $ 22 $ 24 $ 27 Noninterest income 562 524 536 Total revenue $ 584 $ 548 $ 563 Segment net income (loss) - GAAP $ 99 $ 77 $ 59 Provision (benefit) for income taxes 32 25 21 Depreciation & amortization 20 18 19 EBITDA 151 120 99 Merger-related and restructuring charges, net 8 3 22 Incremental operating expenses related to the merger — — 11 Adjusted EBITDA(1) $ 159 $ 123 $ 132 Adjusted EBITDA(1) margin 27.3% 22.4% 23.4%

Non-GAAP Reconciliations

Allowance with Fair Value Marks

($ MM)

	As of/For the Quarter Ended				
	Dec. 31 2020	Sept. 30 2020	June 30 2020	March 31 2020	Dec. 31 2019
ALLL	$ 5,835	$ 5,863	$ 5,702	$ 5,211	$ 1,549
Unamortized fair value mark [1]	2,395	2,676	3,077	3,539	4,564
Allowance plus unamortized fair value mark	$ 8,230	$ 8,539	$ 8,779	$ 8,750	$ 6,113
Loans and leases held for investment	$ 299,734	$ 306,627	$ 314,825	$ 319,229	299,842
Unamortized fair value mark [1]	2,395	2,676	3,077	3,539	4,564
Gross loans and leases	$ 302,129	$ 309,303	$ 317,902	$ 322,768	$ 304,406
Allowance for loan and lease losses as a percentage of loans and leases - GAAP	**1.95 %**	**1.91 %**	**1.81 %**	**1.63 %**	**0.52 %**
Allowance for loan and lease losses and unamortized fair value mark as a percentage of gross loans and leases - Adjusted [1] [2]	**2.72 %**	**2.76 %**	**2.76 %**	**2.71 %**	**2.01 %**

(1) Unamortized fair value mark includes credit, interest rate and liquidity components.
(2) Allowance for loan and lease losses and unamortized fair value mark as a percentage of gross loans and leases is a non-GAAP measurement of credit reserves that is calculated by adjusting the ALLL and loans and leases held for investment by the unamortized fair value mark. Truist's management uses these measures to assess loss absorption capacity.

TRUIST

A-14

To inspire and build better lives and communities